Exhibit 99.1

Filed by PacWest Bancorp pursuant to Rule 425
under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: CapitalSource Inc.

Commission File No.: 001-31753

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner Chief Executive Officer 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067	Victor R. Santoro Executive Vice President and CFO 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	October 23, 2013

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF 2013

Highlights

•                  Net Earnings of $24.2 Million or $0.53 Per Diluted Share

•                  Net Interest Margin at 5.46%

•                  Noncovered Loans and Leases Grow $34.2 Million

•                  Credit Loss Reserve at 1.72% of Loans and Leases and 133% of Nonaccrual Loans and Leases (excludes purchased credit impaired loans)

•                  Demand Deposits Increase $37.4 Million and Reach 43% of Total Deposits

•                  Core Deposits Increase to 87% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2013 of $24.2 million, or $0.53 per diluted share, an increase of $19.8 million from net earnings for the second quarter of 2013 of $4.3 million, or $0.11 per diluted share.  Third quarter of 2013 net earnings included a non-taxable securities gain from the First California Financial Group, Inc. (“FCAL”) acquisition of $5.2 million, or $0.12 per diluted share, and after-tax acquisition and integration costs primarily associated with the proposed CapitalSource, Inc. transaction of $3.5 million, or $0.08 per diluted share.  Second quarter of 2013 net earnings included $10.8 million, or $0.28 per diluted share, of after-tax acquisition and integration costs associated with the FCAL acquisition which was consummated on May 31, 2013.

This press release contains certain non-GAAP financial disclosures for tangible common equity, return on average tangible equity, adjusted earnings from continuing operations before income taxes, adjusted efficiency ratio, and adjusted allowance for credit losses to loans and leases.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given that the use of tangible common equity amounts and ratios and return on average tangible equity is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratio in addition to equity-to-assets ratio, and our return on average tangible equity in addition to return on average equity.  Also, as analysts and investors view adjusted earnings from continuing operations before income taxes as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to pre-tax earnings.  We disclose the adjusted efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. Please refer to the tables at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

THIRD QUARTER RESULTS

	Three Months Ended
	September 30,	June 30,
	2013	2013
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings from continuing operations	$24,140	$4,396
Net earnings	$24,163	$4,349
Diluted earnings per share from continuing operations	$0.53	$0.11
Diluted earnings per share	$0.53	$0.11
Adjusted earnings from continuing operations before income taxes (1)	$38,056	$27,853
Annualized return on average assets	1.44%	0.30%
Annualized return on average equity	12.02%	2.62%
Annualized return on average tangible equity (2)	16.85%	3.25%
Net interest margin	5.46%	5.22%
Efficiency ratio	64.3%	93.5%
Adjusted efficiency ratio (3)	57.3%	62.4%

At Quarter End:
Allowance for credit losses to loans and leases (excludes PCI loans) (4)	1.72%	1.78%
Allowance for credit losses to nonaccrual loans and leases (excludes PCI loans) (4)	133%	135%
Equity to assets ratios:
PacWest Bancorp Consolidated	12.34%	11.95%
Pacific Western Bank	13.71%	13.29%
Tangible common equity ratios:
PacWest Bancorp Consolidated	9.12%	8.83%
Pacific Western Bank	10.54%	10.22%

(1)         Represents pre-tax earnings from continuing operations excluding net credit costs, securities gains and losses, and acquisition and integration costs.  See GAAP to Non-GAAP Reconciliation table.

(2)   Calculation reduces average equity by average intangible assets.  See GAAP to Non-GAAP Reconciliation table.

(3)         Excludes FDIC loss sharing expense, securities gains, OREO expenses, and acquisition and integration costs.  See GAAP to Non-GAAP Reconciliation table.

(4)         PCI refers to purchased credit impaired loans, which includes acquired loans that are impaired on the purchase date.

The quarter-over-quarter increase in net earnings of $19.8 million was due mostly to: (a) the $12.5 million ($7.3 million after tax) decrease in acquisition and integration costs, (b) the $12.0 million ($7.0 million after tax) increase in interest income on loans and leases, (c) the $5.2 million non-taxable acquisition-related securities gain,  (d) the $1.5 million ($845,000 after tax) increase in interest income on investment securities, and (e) the $1.1 million ($643,000 after tax) decrease in net credit costs (provision for credit losses, FDIC loss sharing expense, and OREO expense).  These items were offset by the increases in compensation expense of $1.9 million ($1.1 million after tax), other professional services of $590,000 ($342,000 after tax) and other expense of $1.3 million ($775,000 after tax).

The decrease in acquisition and integration costs is attributed to the nature and timing of these types of expenses; we consummated the FCAL acquisition on May 31, 2013 and announced the proposed CapitalSource transaction in July 2013.  The third quarter acquisition and integration costs include $5.2 million related to the proposed CapitalSource transaction and $250,000 of ongoing integration costs related to FCAL, while the second quarter expenses relate solely to the FCAL acquisition.  The third quarter acquisition-related securities gain of $5.2 million recognizes our previously-held equity interest in FCAL common stock at its fair value as of the acquisition date rather than at its historical cost.  We recorded a corresponding increase in the FCAL-related goodwill.  At June 30, 2013 the purchase price allocation and goodwill for the FCAL acquisition reflected the historical cost basis of the previously-held FCAL shares instead of its fair value on the acquisition date.

The $1.1 million ($643,000 after tax) decrease in net credit costs was due principally to a larger negative credit loss provision on purchased credit impaired (“PCI”) loans in the third quarter compared to the second quarter, which increased net earnings quarter-over-quarter by $2.3 million ($1.3 million after tax).  The negative provisions in the third and second quarter were due to increases in both actual cash flows from early pay-offs and the expected cash flows on the underlying loans generally.  Cash flows on PCI loans are estimated quarterly and are subject to change based on varying conditions with the borrowers and collateral.  The negative provision was offset by higher FDIC loss sharing expense of $1.6 million ($941,000 after tax) from higher amortization of the FDIC loss sharing asset and the lower provision for credit losses on covered loans.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	September 30,	June 30,
	2013	2013
	(In thousands)
Provision (negative provision) for credit losses on loans and leases (excluding PCI loans)	$—	$—
Non-covered OREO expense, net	(88)	80
Total non-covered net credit costs	(88)	80

Provision (negative provision) for credit losses on PCI loans	(4,167)	(1,842)
Covered OREO income, net	(332)	(94)
	(4,499)	(1,936)
Less: FDIC loss sharing expense, net	7,032	5,410
Total covered net credit costs	2,533	3,474

Total net credit costs	$2,445	$3,554

Matt Wagner, Chief Executive Officer, commented, “We had a solid third quarter, with net earnings of $24.2 million, both loan and core deposit growth, stable credit quality and a core net interest margin of 5.29%.  We are very pleased with our loan and lease origination activity, with $196 million in loans originated in the third quarter compared to $170 million last quarter.  When our originations are combined with purchased credits and paydowns, the non-covered loan and lease portfolio increased $34 million quarter-over-quarter.  Although we see an improving economy in our market areas, we still encounter irrational loan pricing from competitors.  Nevertheless, our core earnings are very strong and we expect to continue to generate solid core earnings in succeeding quarters.”

Mr. Wagner continued, “We’re spending considerable time at all levels in the Company planning for the merger and integration of CapitalSource.  The milestones we set for regulatory filings, employee matters and systems mapping are on track and we still anticipate a closing in the first quarter of 2014.  For the remainder of the year, we will continue our efforts on merger planning and integration while at the same time focusing our business teams on credit quality and profitable loan portfolio growth.”

Vic Santoro, Chief Financial Officer, stated “We again generated strong earnings, resulting in an annualized return on assets of 1.44%, an annualized return on tangible equity of 16.9%, an adjusted efficiency ratio of just over 57%, and a strong capital position.  Our net interest income, fueled by the FCAL acquisition and organic net loan growth, grew over 20% and our net interest margin reached 5.46%.  Deposit cost declined to 12 basis points, and the tax equivalent yield on our investment portfolio was just short of 3%.  The integration of the FCAL acquisition was completed after the mid-June systems conversion.”

YEAR TO DATE RESULTS

	Nine Months Ended
	September 30,
	2013	2012
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings from continuing operations	$42,030	$36,909
Net earnings	$42,006	$36,909
Diluted earnings per share from continuing operations	$1.03	$1.00
Diluted earnings per share	$1.03	$1.00
Adjusted earnings from continuing operations before income taxes (1)	$93,179	$94,376
Annualized return on average assets	0.95%	0.90%
Annualized return on average equity	8.20%	8.78%
Annualized return on average tangible equity (2)	10.52%	10.27%
Net interest margin	5.36%	5.53%
Efficiency ratio	73.3%	76.2%
Adjusted efficiency ratio (3)	60.3%	58.2%

(1)         Represents pre-tax earnings from continuing operations excluding net credit costs, securities gains and losses, acquisition and integration costs, and debt termination expense. See GAAP to Non-GAAP Reconciliation table.

(2)         Calculation reduces average equity by average intangible assets.  See GAAP to Non-GAAP Reconciliation table.

(3)         Excludes FDIC loss sharing expense, securities gains and losses, OREO expenses, acquisition and integration costs, and debt termination expense.  See GAAP to Non-GAAP Reconciliation table.

Net earnings for the nine months ended September 30, 2013 were $42.0 million, an increase of $5.1 million compared to the same period last year.  The increase in profitability was due mainly to the $22.6 million ($13.1 million after tax) decrease in debt termination expense, the $9.6 million ($5.6 million after tax) increase in net interest income, and the $5.2 million non-taxable acquisition-related securities gain.  These items were offset by: (a) the $21.1 million ($12.7 million after tax) increase in acquisition and integration costs, (b) the $5.1 million ($3.0 million after tax) increase in net credit costs, (c) the $7.7 million ($4.5 million after tax) increase in compensation expense, and (d) the $1.0 million ($580,000 after tax) increase in other professional services.

BALANCE SHEET CHANGES

Total assets decreased $92.2 million during the third quarter of 2013 to $6.6 billion due mainly to decreases in cash and cash equivalents, covered loans, and the FDIC loss sharing asset, offset by increases in investment securities available-for-sale and non-covered loans.   At September 30, 2013 gross loans and leases totaled $4.4 billion, a decrease of $36.3 million since June 30, 2013.  The gross non-covered loan and lease portfolio totaled $3.9 billion, an increase of $34.2 million during the third quarter reflecting $195.8 million in originations, $45.0 million in purchases, and $206.6 million in net paydowns.   The covered loan portfolio totaled $510.9 million, down $70.5 million during the third quarter due to repayments and resolution activities.  Securities available-for-sale increased $38.6 million to $1.5 billion due to purchases.

The following table presents our loan portfolio activity for the third and second quarters of 2013:

		Originated
	June 30,	and	Net	Net	September 30,
	2013	Purchased	Paydowns	Acquired	2013
	(In thousands)
Non-covered loans, excluding Asset Financing Segment	$3,369,045	$189,321	$(152,667)	$—	$3,405,699
Asset Financing Segment	470,170	51,436	(53,917)	—	467,689
Total non-covered loans	3,839,215	240,757	(206,584)	—	3,873,388
Covered loans	581,404	—	(70,480)	—	510,924
Total	$4,420,619	$240,757	$(277,064)	$—	$4,384,312

		Originated
	March 31,	and	Net	Net	June 30,
	2013	Purchased	Paydowns	Acquired	2013
	(In thousands)
Non-covered loans, excluding Asset Financing Segment	$2,495,291	$124,707	$(154,056)	$903,103	$3,369,045
Asset Financing Segment	463,030	45,453	(38,313)	—	470,170
Total non-covered loans	2,958,321	170,160	(192,369)	903,103	3,839,215
Covered loans	512,366	—	(34,999)	104,037	581,404
Total	$3,470,687	$170,160	$(227,368)	$1,007,140	$4,420,619

Total liabilities decreased $106.8 million during the third quarter to $5.8 billion due to lower total deposits and liabilities of discontinued operations.  Total deposits decreased $89.9 million during the third quarter to $5.4 billion at September 30, 2013, due to a decrease in time deposits of $98.6 million, offset by an increase in core deposits of $8.7 million.  The increase in core deposits was due to increases of $37.4 million, $7.6 million, and $5.5 million in noninterest-bearing demand deposits, interest checking deposits, and savings deposits, respectively, offset by a decline of $41.8 million in money market deposits. At September 30, 2013, core deposits totaled $4.7 billion, or 87% of total deposits, and noninterest-bearing demand deposits, which totaled $2.3 billion, were 43% of total deposits at that date.

SECURITIES AVAILABLE-FOR-SALE

The following table presents the components, yields, and durations of our securities available-for-sale as of the date indicated:

	September 30, 2013
	Amortized	Carrying		Duration
Security Type	Cost	Value	Yield (1)	(in years)
	(Dollars in thousands)
Residential mortgage-backed securities:
Government agency and government-sponsored enterprise pass through securities	$695,768	$713,962	2.15%	4.0
Government agency and government-sponsored enterprise collateralized mortgage obligations	201,531	199,360	2.79%	5.0
Covered private label collateralized mortgage obligations	31,503	39,378	10.26%	3.5
Municipal securities (2)	460,754	439,635	3.24%	6.3
Corporate debt securities	84,028	82,106	2.68%	2.4
Other securities	37,999	37,706	1.02%	3.2
Total securities available-for-sale (2)	$1,511,583	$1,512,147	2.77%	4.7

(1) Represents the yield for the month of September 2013.

(2) The tax equivalent yield was 4.86% and 3.24% for municipal securities and total securities available-for-sale, respectively.

The following table shows the geographic composition of the majority of our municipal securities portfolio as of the date indicated:

	September 30, 2013
	Carrying	% of
	Value	Total
	(In thousands)
Municipal Securities by State:
Texas	$84,517	20%
Washington	41,748	10%
New York	32,213	7%
Colorado	25,342	6%
Illinois	24,217	6%
Ohio	22,158	5%
California	19,524	4%
Hawaii	15,116	3%
Florida	14,970	3%
Massachusetts	14,962	3%
Total of 10 largest states	294,767	67%
All other states	144,868	33%
Total municipal securities	$439,635	100%

COVERED ASSETS

Through our acquisition activity, we are party to four loss sharing agreements with the FDIC.  Such agreements cover a substantial portion of losses incurred after the acquisition dates on covered loans, other real estate owned, and certain investment securities.

A summary of covered assets is shown in the following table as of the dates indicated:

	September 30,	June 30,	December 31,
Covered Assets	2013	2013	2012
	(In thousands)
Loans, net of allowance	$487,689	$554,007	$517,258
Investment securities	39,378	40,917	44,684
Other real estate owned, net	12,014	19,114	22,842
Total covered assets	$539,081	$614,038	$584,784

Percentage of total assets	8.1%	9.2%	10.7%

NET INTEREST INCOME

Net interest income increased by $13.8 million to $82.3 million for the third quarter compared to $68.5 million for the second quarter due primarily to higher interest income on loans and leases.  The $12.0 million increase in interest income on loans and leases was due to including the acquired FCAL loan portfolio for an entire quarter compared to one month in the second quarter, organic loan growth, and higher accelerated accretion of acquisition discounts resulting from PCI loan payoffs.  Interest income on investment securities increased $1.5 million due to a higher average portfolio balance during the quarter, higher yields on securities purchased during the quarter, and lower premium amortization on mortgage-related securities due to slower prepayment speeds.  Interest expense declined by $289,000 due mostly to a lower average rate on time deposits.

Net interest income increased by $9.6 million to $216.5 million during the nine months ended September 30, 2013; interest income increased $3.7 million and interest expense decreased $5.9 million.   Interest income on loans and leases increased by $4.6 million due to a higher average loan and lease balance offset by a lower loan and lease yield.  The increase in the average loan and lease balance was due mainly to the loans from the FCAL and American Perspective Bank acquisitions.  The lower loan and lease yield was due to lower accelerated accretion of acquisition discounts resulting from PCI loan payoffs and lower income from early lease payoffs.  Interest expense on deposits decreased $3.8 million due mainly to a lower rate and average balance for time deposits.  Interest expense on borrowings declined $2.0 million due to lower average borrowings; we repaid fixed-rate term FHLB advances at the end of the first quarter of 2012 and replaced a portion of those advances with lower cost overnight FHLB advances that were repaid during the third quarter of 2012.

NET INTEREST MARGIN

Our net interest margin (“NIM”) for the third quarter was 5.46% compared to 5.22% for the second quarter.  The 24 basis point increase in NIM is driven by a 19 basis point increase in our earning asset yield and a five basis point decline in our cost of average funding sources.  The increase in the earning asset yield is due to the 17 basis point increase in the loan and lease yield, which is attributed to higher accelerated accretion of acquisition discounts on PCI loan payoffs.

The NIM and loan yield are impacted by several items which cause volatility.  The effects of such items on the NIM and loan yield are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended		Nine Months Ended
	September 30, 2013		June 30, 2013		September 30, 2013
Items impacting NIM and loan yield volatility	NIM	Loan Yield	NIM	Loan Yield	NIM	Loan Yield
			Increase (Decrease)
Accelerated accretion of acquisition discounts resulting from PCI loan payoffs	0.14%	0.19%	0.01%	0.02%	0.08%	0.10%
Nonaccrual loan interest	0.02%	0.03%	0.01%	0.02%	0.01%	0.02%
Unearned income on early repayment of leases	0.02%	0.03%	0.01%	0.01%	0.03%	0.05%
Celtic loan portfolio premium amortization	(0.01)%	(0.02)%	(0.02)%	(0.03)%	(0.02)%	(0.02)%
Total	0.17%	0.23%	0.01%	0.02%	0.10%	0.15%

As reported	5.46%	6.90%	5.22%	6.73%	5.36%	6.90%

The yield on loans and leases increased to 6.90% for the third quarter from 6.73% for the second quarter due to higher accelerated accretion of acquisition discounts resulting from PCI loan payoffs.  Such accelerated accretion of acquisition discounts resulting from PCI loan payoffs totaled $2.1 million for the third quarter and $177,000 for the second quarter, increasing the loan yields by 19 basis points and two basis points, respectively.   Total income from early lease payoffs was $299,000 for the third quarter and $111,000 for the second quarter.

We analyze the yields on our loan and lease portfolio by two categories: (1) purchased credit impaired loans, which we refer to as “PCI loans” and (2) loans and leases excluding PCI loans, which we refer to as “Non-PCI loans.” PCI loans include acquired loans for which there is at the acquisition date evidence of credit deterioration since their origination and it is probable that we would be unable to collect all contractually required payments.  The PCI loans were mostly acquired in FDIC-assisted acquisitions in 2009 and 2010 and are covered by loss sharing agreements.  In addition, PCI loans include loans acquired in the FCAL acquisition, some of which are covered by other loss sharing agreements.

Non-PCI loans and leases include loans and leases that we originate and/or purchase and loans and leases acquired in non-FDIC assisted acquisitions for which there was no evidence of credit deterioration at their acquisition dates and it was probable as of the acquisition dates that we would be able to collect all contractually required payments. Non-PCI loans and leases include loans covered by loss sharing agreements with the FDIC in two circumstances: (a) covered loans that were performing at the acquisition date of a non-FDIC assisted transaction and (b) covered loans that have a revolving feature.

The following table presents the loan yields and related average balances for our Non-PCI loans, PCI loans, and total loan and lease portfolio for the periods indicated:

			Nine Months
	Three Months Ended		Ended
	September 30,	June 30,	September 30,
	2013	2013	2013
	(Dollars in thousands)
Yields:
Non-PCI loans and leases	6.35%	6.42%	6.48%
PCI loans	11.88%	8.87%	9.93%
Total loans and leases	6.90%	6.73%	6.90%

Average Balances:
Non-PCI loans and leases	$3,889,780	$3,293,625	$3,397,398
PCI loans	430,990	472,090	468,065
Total loans and leases	$4,320,770	$3,765,715	$3,865,463

The cost of average funding sources declined five basis points to 0.20% for the third quarter from 0.25% for the second quarter.  This includes all-in deposit cost which declined five basis points to 0.12% for the third quarter from 0.17% for the second quarter.  The cost of total interest-bearing deposits decreased nine basis points to 0.21% for the third quarter from 0.30% for the second quarter.  The cost of total interest-bearing liabilities declined nine basis points to 0.34% for the third quarter from 0.43% for the second quarter.  Such declines are due mainly to a lower average rate on time deposits.

The NIM for the nine months ended September 30, 2013 was 5.36%, a decrease of 17 basis points from 5.53% for the same period last year.  The decrease was due to lower yields on loans and leases and investment securities, offset in part by lower funding costs.

The yield on average loans and leases decreased 44 basis points to 6.90% for the nine months ended September 30, 2013 compared to 7.34% for the same period last year, due in part to lower accelerated accretion of acquisition discounts resulting from PCI loan payoffs, lower income on early repayment of leases, and lower yields on new loan and lease originations.  Accelerated accretion of acquisition discounts resulting from PCI loan payoffs totaled approximately $3.0 million for the first nine months of 2013 and $6.1 million for the same period last year, increasing the loan yields by 10 basis points and 24 basis points, respectively.  Total income from early lease payoffs was $1.3 million for the nine months ended September 30, 2013 and $1.9 million for the same period last year.

All-in deposit cost declined 13 basis points to 0.17% for the first nine months of 2013 compared to last year.  The cost of interest-bearing deposits declined 19 basis points to 0.30% due to a lower rate on average time deposits and a shift in the deposit mix to lower cost interest-bearing checking, money market and savings deposits from higher cost time deposits.  The cost of total interest-bearing liabilities declined 27 basis points to 0.42% due to the reduction in the cost of time deposits and the first quarter of 2012 repayment of $225.0 million in fixed-rate term FHLB advances and the redemption of $18.6 million in subordinated debentures.

NONINTEREST INCOME

Noninterest income increased by $4.9 million to $5.1 million for the third quarter compared to $203,000 for the second quarter.  The increase was due mostly to the $5.2 million non-taxable acquisition-related securities gain.  We recorded this gain to recognize our previously-held equity interest in FCAL common stock at its fair value as of the acquisition date rather than at its historical cost.  In addition, we recognized a higher gain on sales of leases of $325,000, higher service charges on deposit accounts of $171,000, and higher other income of $937,000.  Other income increased $522,000 due to referral fees and a deposit forfeiture on lease transactions; there were no similar transactions in the prior period.  Other income also includes $247,000 of non-recurring income related to our BOLI assets.

These increases were offset by higher FDIC loss sharing expense of $1.6 million.  Net FDIC loss sharing expense increased to $7.0 million for the third quarter from $5.4 million for the second quarter due to higher amortization of the FDIC loss sharing asset and a lower provision for credit losses on covered loans.  The net expense of FDIC loss sharing expense and the negative credit loss provision on covered loans was $2.9 million for the third quarter compared to $3.6 million for the second quarter, a $703,000 reduction.

The following table presents the details of FDIC loss sharing income (expense), net for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
	2013	2013	(Decrease)
	(In thousands)
FDIC Loss Sharing
Income (Expense), Net:
Gain on FDIC loss sharing asset (1)	$269	$494	$(225)
FDIC loss sharing asset amortization, net	(6,971)	(5,756)	(1,215)
Net reimbursement (to) from FDIC for covered OREO activity (2)	(276)	(149)	(127)
Other	(54)	1	(55)
FDIC loss sharing income (expense), net	$(7,032)	$(5,410)	$(1,622)

(1) Includes increases related to covered loan loss provisions and decreases for write-offs for covered loans expected to be resolved at amounts higher than their carrying value.

(2) Represents amounts to be reimbursed to the FDIC for gains on covered OREO sales and due from the FDIC for covered OREO write-downs.

Noninterest income declined by $5.6 million to $8.2 million during the nine months ended September 30, 2013 compared to $13.8 million for the same period last year.  The decrease was due mainly to higher net FDIC loss sharing expense of $11.5 million and lower service charges on deposit accounts of $1.2 million, offset in part by the $5.2 million non-taxable acquisition-related securities gain, a decline in OTTI charges of $1.1 million, and higher other noninterest income of $836,000. The increase in other noninterest income includes $522,000 for referral fees and a deposit forfeiture on lease transactions; there were no similar income items in the 2012 period.  Other income also includes $424,000 of non-recurring income related to our BOLI assets.  Additionally, in the third quarter of 2012, the Company recognized a net gain of $297,000 on the sale of 10 branches; no such gain was recognized in 2013. FDIC loss sharing expense, net, increased due to higher amortization of the FDIC loss sharing asset and lower net covered OREO costs, offset by a higher gain on the FDIC loss sharing asset and lower recoveries.

NONINTEREST EXPENSE

Noninterest expense declined by $8.0 million to $56.2 million during the third quarter compared to $64.2 million during the second quarter.  This was due mainly to the $12.5 million decrease in acquisition and integration costs, offset by an increase in most of the overhead categories due to including the FCAL operations after the May 31, 2013 acquisition date.

The decrease in acquisition and integration costs is attributed to the nature and timing of these types of expenses; we consummated the FCAL acquisition on May 31, 2013 and announced the proposed CapitalSource transaction in July 2013.  The third quarter acquisition and integration costs include $5.2 million related to the proposed CapitalSource transaction and $250,000 of ongoing integration costs related to FCAL, while the second quarter costs relate solely to the FCAL acquisition.

Other professional services increased $590,000 due mainly to higher legal expense for litigation and loans, none of which relates to acquisitions.  Excluding the change in acquisition and integration costs, OREO expenses, and other professional services, noninterest expense increased $4.3 million due almost entirely to the addition of the FCAL operations for a full quarter.  Other expense increased $1.3 million due to higher legal settlement costs of $491,000, higher net losses on low income housing investments of $235,000, and higher loan expense and customer-related expenses of $145,000 and $165,000, respectively.

Noninterest expense includes: (a) amortization of time-based restricted stock, which is included in compensation, and (b) intangible asset amortization.  Amortization of restricted stock totaled $2.4 million for the third quarter and $2.0 million for the second quarter.  Intangible asset amortization totaled $1.5 million for the third quarter and $1.3 million for the second quarter.

Noninterest expense decreased by $3.5 million to $164.6 million during the nine months ended September 30, 2013 compared to $168.1 million for the same period last year.  This decrease was due mostly to the combination of: (a) lower debt termination expense of $22.6 million as a result of the early repayments of FHLB advances and subordinated debentures in 2012, with no such debt termination expense in the current year, and (b) lower OREO expense of $12.0 million due to lower write-downs, offset by (c) higher acquisition and integration costs of $21.1 million recognized in 2013 compared to 2012, (d) higher compensation expense of $7.7 million, and (e) higher other professional services of $1.0 million.  Compensation expense increased due to a higher employee count resulting from our acquisition activity.  Other professional services increased due to higher legal expense for litigation and loans and higher fees for internal and external audit services.  Intangible asset amortization declined $1.2 million due to certain intangibles being fully amortized.

Amortization of restricted stock totaled $6.1 million and $4.3 million for the nine months ended September 30, 2013 and 2012, respectively.  Intangible asset amortization totaled $4.0 million for the first nine months of 2013 compared to $5.2 million for the same period last year.

INCOME TAXES

Our overall effective income tax rate for the third quarter was 31.8%.  The third quarter effective tax rate was driven lower than normal by the nontaxable nature of the $5.2 million acquisition-related securities gain.  Excluding this item, our effective tax rate would have been 37.3%.

CREDIT QUALITY

Credit quality metrics remained stable quarter over quarter, with coverage ratios remaining strong.  Economic trends in our markets will cause periodic movements in nonaccrual and classified loan and lease balances.  However, losses on such nonaccrual and classified loans and leases are not expected to be material.

	September 30,	June 30,	December 31,
	2013	2013	2012
	(Dollars in thousands)
Non-PCI Credit Quality Metrics:
Allowance for credit losses	$67,801	$69,926	$72,119
Nonaccrual loans and leases	50,845	51,689	41,762
Classified loans and leases (1)	130,791	128,181	104,054
Performing restructured loans	80,237	83,543	106,288
Net charge-offs (for the quarter)	2,125	1,970	2,893
Provision (negative provision) for credit losses (for the quarter)	—	—	—
Allowance for credit losses to loans and leases	1.72%	1.78%	2.35%
Allowance for credit losses to nonaccrual loans and leases	133.3%	135.3%	172.7%
Nonperforming assets to loans and leases and other real estate owned	2.67%	2.91%	3.14%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.

Non-PCI loans and leases at September 30, 2013, include $1.2 billion in loans and leases acquired in acquisitions.  These acquired loans and leases were initially recorded at their estimated fair values and such initial fair values included an estimate of credit losses.  The allowance calculation for Non-PCI loans and leases includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.  At September 30, 2013, $691,000 of our allowance for credit losses applies to these acquired loans and leases. When these loans and leases are excluded from the total of Non-PCI loans and leases and the related allowance of $691,000 is excluded from the allowance for credit losses, the result is an adjusted coverage ratio of our allowance for credit losses for Non-PCI loans and leases of 2.43% at September 30, 2013; the comparable ratio at June 30, 2013 was 2.55%.

Credit Loss Provisions

The Company recorded a negative provision for credit losses of $4.2 million for the third quarter compared to a negative provision for credit losses of $1.8 million for the second quarter; such provisions relate to PCI loans only.

The provision, or negative provision, for credit losses on PCI loans results from decreases, or increases, in expected cash flows on such loans compared to those previously estimated.  Cash flows on PCI loans are estimated quarterly and are subject to change based on varying conditions with the underlying borrowers and collateral.  The negative provisions for credit losses on PCI loans in the third and second quarters were due to increases in both actual cash flows from pay-offs and expected cash flows on PCI loans generally.

The provision level on Non-PCI loans and leases is generated by our allowance methodology, which reflects the level and trends of net charge-offs, the levels of nonaccrual and classified loans and leases, the migration of loans and leases into various risk classifications, and the level of outstanding loans and leases.  Based on such methodology, there was no provision for credit losses on Non-PCI loans and leases for the third and second quarters of 2013.

Nonperforming Assets

Nonperforming assets include nonaccrual loans and leases (excluding PCI loans, which are accounted for based on expected cash flows and considered accruing regardless of the payment status of the underlying loans) and OREO and totaled $106.8 million at September 30, 2013 compared to $116.2 million at June 30, 2013.  The ratio of nonperforming assets to Non-PCI loans and leases and OREO decreased to 2.67% at September 30, 2013 from 2.91% at June 30, 2013.

The following table presents our Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	September 30, 2013		June 30, 2013		30 - 89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2013	2013
	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
SBA 504	$2,791	5.8%	$3,007	5.4%	$—	$929
Other	21,628	0.9%	26,093	1.1%	4,473	2,060
Total real estate mortgage	24,419	1.0%	29,100	1.1%	4,473	2,989
Real estate construction:
Residential	826	1.3%	834	1.4%	—	—
Commercial	2,857	2.2%	2,938	2.1%	50	—
Total real estate construction	3,683	1.9%	3,772	1.9%	50	—
Commercial:
Collateralized	15,256	2.7%	13,441	2.6%	2,250	796
Unsecured	334	0.3%	1,583	1.6%	1,381	976
Asset-based	3,381	1.5%	—	—	—	—
SBA 7(a)	2,934	10.6%	3,052	10.7%	132	262
Total commercial	21,905	2.4%	18,076	2.0%	3,763	2,034
Leases	244	0.1%	244	0.1%	—	—
Consumer	594	1.8%	497	1.7%	167	24
Total non-PCI loans and leases	$50,845	1.3%	$51,689	1.3%	$8,453	$5,047

The $844,000 decrease in nonaccrual loans and leases (excluding PCI loans) during the third quarter of 2013 was attributable to (a) additions of $13.5 million, (b) charge-offs of $2.4 million, (c) other reductions, payoffs and returns to accrual status of $8.7 million, and (d) foreclosures of $3.2 million.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding PCI loans and SBA-related loans, as of the date indicated:

September 30,
2013
Nonaccrual
Amount	Description
(In thousands)

$5,565	Three loans to a contractor, one of which is secured by equipment, one of which is secured by an industrial building in San Diego County, and one of which is unsecured. (2)

4,006	Loan represents 6% interest in a syndicated credit facility secured by a film library. Lending group is in the process of foreclosing on the film library. (1)

3,141	Two loans that are both unsecured. The borrower is paying according to the restructured terms of the loan. (1)

2,295	Two loans, one of which is secured by an office building in Clark County, Nevada, and the other of which is secured by an office building in Maricopa County, Arizona. (1)

2,177	Three loans, one of which is secured by an office building in Ventura County, California; the other two loans are unsecured. (1)

1,891	Asset-based loan to a clothing manufacturer secured by accounts receivable and inventory. Loan is in the process of liquidation. (2)

1,504	Loan secured by industrial zoned land in Ventura County, CA. (1)

1,490	Asset-based loan to a contractor secured by accounts receivable. Loan is in the process of liquidation. (2)

1,317	Loan secured by a strip retail center in Clark County, Nevada. (1)

1,171	Loan secured by an industrial building in San Bernardino County, California. (1)

$24,557	Total

(1) On nonaccrual status at June 30, 2013.

(2) New nonaccrual in third quarter of 2013.

The following table presents the details of OREO as of the dates indicated:

	September 30, 2013			June 30, 2013
	Non-			Non-
	Covered	Covered	Total	Covered	Covered	Total
Property Type	OREO	OREO	OREO	OREO	OREO	OREO
	(In thousands)
Commercial real estate	$11,914	$6,912	$18,826	$9,743	$8,679	$18,422
Construction and land development	32,025	4,106	36,131	33,050	6,306	39,356
Multi-family	—	989	989	—	3,807	3,807
Single family residence	19	7	26	2,639	322	2,961
Total OREO, net	$43,958	$12,014	$55,972	$45,432	$19,114	$64,546

The following table presents OREO activity for the period indicated:

	Three Months Ended
	September 30, 2013
	Non-Covered	Covered	Total
	OREO	OREO	OREO
	(In thousands)
Beginning of period	$45,432	$19,114	$64,546
Foreclosures	3,196	468	3,664
Payments to third parties (1)	24	—	24
Provision for losses	(643)	26	(617)
Reductions related to sales	(4,051)	(7,594)	(11,645)
End of period	$43,958	$12,014	$55,972

Net gain on sale	$1,087	$317	$1,404

(1) Represents amounts due to participants and for guarantees, property taxes or any other prior lien positions.

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest Bancorp and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized as of the date indicated as shown in the following table:

	September 30, 2013
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	10.53%	11.16%
Tier 1 risk-based capital ratio	6.00%	14.27%	15.13%
Total risk-based capital ratio	10.00%	15.53%	16.39%
Tangible common equity ratio	N/A	10.54%	9.12%

PACWEST AND CAPITALSOURCE MERGER ANNOUNCEMENT

On, July 22, 2013, PacWest announced the signing of a definitive agreement and plan of merger (the “Agreement”) whereby PacWest and CapitalSource, Inc. (“CapitalSource”) will merge in a transaction valued at approximately $2.4 billion.  The combined company will be called PacWest Bancorp and the combined subsidiary bank will be called Pacific Western Bank.  The CapitalSource national lending operation will continue to do business under the name CapitalSource as a division of Pacific Western Bank.

Under the terms of the Agreement, CapitalSource shareholders will receive $2.47 in cash and 0.2837 shares of PacWest common stock for each share of CapitalSource common stock. The total value of the CapitalSource per share merger consideration, based on the closing price of PacWest shares on October 18, 2013 of $37.10 was $13.00.

As of September 30, 2013, on a pro forma consolidated basis, the combined company would have had approximately $15.4 billion in assets with 95 branches throughout California. The combined institution would be the 6th largest publicly-owned bank headquartered in California, and the 8th largest commercial bank headquartered in California (out of more than 214 financial institutions in the state).

The transaction, currently expected to close in the first quarter of 2014, is subject to customary conditions, including the approval of bank regulatory authorities and the stockholders of both companies.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $6.6 billion in assets as of September 30, 2013, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 74 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries, BFI Business Finance and Celtic Capital Corporation, and its divisions First Community Financial and Pacific Western Equipment Finance, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the United States, with a focus on the Southwestern U.S., primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: failure to obtain regulatory or other required approvals; an inability to achieve expected cost savings in the amounts or timeframes discussed if at all, or the costs associated with transactions or the time needed to complete transactions being greater than expected;  lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our four loss-sharing arrangements; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). Additional risks and uncertainties relating to the proposed transaction with CapitalSource include, but are not limited to:  the ability to complete the proposed transaction, including obtaining regulatory approvals and approvals by the stockholders of PacWest and CapitalSource; the length of time necessary to consummate the proposed transaction; the ability to successfully integrate the two institutions and achieve expected synergies and operating efficiencies on the expected timeframe; unexpected costs relating to the proposed transaction; and the potential impact on the institutions’ respective businesses as a result of uncertainty surrounding the proposed transaction. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider each of PacWest Bancorp’s and CapitalSource, Inc.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q.  The documents filed by PacWest with the SEC may be obtained free of charge at PacWest’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

The documents filed by CapitalSource with the SEC may be obtained free of charge at CapitalSource’s website at www.capitalsource.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CapitalSource by requesting them in writing to CapitalSource Inc., 633 West 5th Street, 33rd Floor, Los Angeles, CA 90071 Attention: Investor Relations, or by telephone at Phone: (212) 321-7212.

PacWest has filed a preliminary registration statement with the SEC, which includes a preliminary joint proxy statement of PacWest and CapitalSource and a preliminary prospectus of PacWest, and each party will file other documents regarding the proposed transaction with the SEC.  Before making any voting or investment decision, investors and security holders of CapitalSource and PacWest are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking any required stockholder approvals. Investors and security holders will be able to obtain the preliminary registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from PacWest or CapitalSource by writing to the addresses provided for each company set forth in the paragraphs above.

PacWest, CapitalSource, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from PacWest and CapitalSource stockholders in favor of the approval of the transaction.  Information about the directors and executive officers of PacWest and their ownership of PacWest common stock is set forth in the proxy statement for PacWest’s 2013 annual meeting of stockholders, as previously filed with the SEC.  Information about the directors and executive officers of CapitalSource and their ownership of CapitalSource common stock is set forth in the proxy statement for CapitalSource’s 2013 annual meeting of stockholders, as previously filed with the SEC.  Stockholders may obtain additional information regarding the interests of such participants by reading the preliminary registration statement and the joint proxy statement/prospectus.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,	December 31,
	2013	2013	2012
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$132,467	$106,237	$89,011
Interest-earning deposits in financial institutions	11,552	112,590	75,393
Total cash and cash equivalents	144,019	218,827	164,404

Non-covered securities available-for-sale	1,472,769	1,432,661	1,310,701
Covered securities available-for-sale	39,378	40,917	44,684
Total securities available-for-sale, at estimated fair value	1,512,147	1,473,578	1,355,385
Federal Home Loan Bank stock, at cost	34,095	39,129	37,126
Total investment securities	1,546,242	1,512,707	1,392,511

Non-covered loans and leases	3,873,388	3,839,215	3,049,505
Covered loans	510,924	581,404	543,327
Gross loans and leases	4,384,312	4,420,619	3,592,832
Unearned income	(919)	(933)	(2,535)
Allowance for loan and lease losses	(83,786)	(90,643)	(91,968)
Total loans and leases, net	4,299,607	4,329,043	3,498,329

Non-covered other real estate owned, net	43,958	45,432	33,572
Covered other real estate owned, net	12,014	19,114	22,842
Total other real estate owned, net	55,972	64,546	56,414

Premises and equipment, net	32,683	33,642	19,503
FDIC loss sharing asset	55,653	66,993	57,475
Cash surrender value of life insurance	77,512	80,592	68,326
Goodwill	215,862	209,190	79,866
Core deposit and customer relationship intangibles, net	18,678	20,190	14,723
Other assets	170,627	173,372	112,107
Total assets	$6,616,855	$6,709,102	$5,463,658

LIABILITIES
Noninterest-bearing demand deposits	$2,328,688	$2,291,246	$1,939,212
Interest-bearing deposits	3,104,456	3,231,754	2,769,909
Total deposits	5,433,144	5,523,000	4,709,121
Borrowings	8,243	9,696	12,591
Subordinated debentures	132,500	132,358	108,250
Discontinued operations	155,807	173,439	—
Accrued interest payable and other liabilities	70,872	68,910	44,575
Total liabilities	5,800,566	5,907,403	4,874,537
STOCKHOLDERS’ EQUITY (1)	816,289	801,699	589,121
Total liabilities and stockholders’ equity	$6,616,855	$6,709,102	$5,463,658

(1) Includes net unrealized gain on securities available-for-sale, net	$327	$996	$32,900

Book value per share	$17.71	$17.40	$15.74
Tangible book value per share	$12.62	$12.42	$13.22

Shares outstanding (includes unvested restricted shares of 1,791,462 at September 30, 2013; 1,788,562 at June 30, 2013; 1,698,281 at December 31, 2012)	46,090,742	46,080,731	37,420,909

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	(In thousands, except per share data)
Interest income:
Loans and leases	$75,196	$63,168	$66,711	$199,374	$194,775
Investment securities	9,871	8,414	8,346	26,501	27,484
Deposits in financial institutions	91	49	66	183	154
Total interest income	85,158	71,631	75,123	226,058	222,413

Interest expense:
Deposits	1,692	2,077	3,292	6,418	10,232
Borrowings	108	199	210	451	2,428
Subordinated debentures	1,069	882	850	2,734	2,889
Total interest expense	2,869	3,158	4,352	9,603	15,549

Net interest income	82,289	68,473	70,771	216,455	206,864

Provision (negative provision) for credit losses	(4,167)	(1,842)	(2,141)	(2,872)	(8,486)

Net interest income after provision for credit losses	86,456	70,315	72,912	219,327	215,350

Noninterest income:
Service charges on deposit accounts	2,938	2,767	3,108	8,568	9,789
Other commissions and fees	2,204	2,154	2,123	6,291	6,101
Gain on sale of leases	604	279	132	1,108	1,525
Gain on sale of securities	—	—	—	409	—
Acquisition-related securities gain	5,222	—	—	5,222	—
Other-than-temporary impairment loss on covered security	—	—	—	—	(1,115)
Increase in cash surrender value of life insurance	62	221	304	716	964
FDIC loss sharing expense, net	(7,032)	(5,410)	(367)	(15,579)	(4,048)
Other income	1,129	192	382	1,435	599
Total noninterest income	5,127	203	5,682	8,170	13,815

Noninterest expense:
Compensation	27,963	26,057	23,812	79,370	71,698
Occupancy	7,828	7,480	6,964	21,906	21,340
Data processing	2,590	2,455	2,310	7,278	6,848
Other professional services	2,830	2,240	2,019	7,167	6,167
Business development	756	798	635	2,290	1,854
Communications	828	622	652	2,063	1,886
Insurance and assessments	1,496	1,267	1,398	4,024	4,014
Non-covered other real estate owned, net	(88)	80	1,883	305	3,834
Covered other real estate owned, net	(332)	(94)	4,290	(1,239)	7,242
Intangible asset amortization	1,512	1,284	1,678	3,972	5,150
Acquisition and integration	5,450	17,997	2,101	24,139	2,997
Debt termination	—	—	—	—	22,598
Other expenses	5,367	4,030	3,915	13,324	12,509
Total noninterest expense	56,200	64,216	51,657	164,599	168,137

Earnings from continuing operations before income taxes	35,383	6,302	26,937	62,898	61,028
Income tax expense	(11,243)	(1,906)	(10,849)	(20,868)	(24,119)
Net earnings from continuing operations	24,140	4,396	16,088	42,030	36,909

Earnings (loss) from discontinued operations before income taxes	39	(81)	—	(42)	—
Income tax (expense) benefit	(16)	34	—	18	—
Net earnings (loss) from discontinued operations	23	(47)	—	(24)	—

Net earnings	$24,163	$4,349	$16,088	$42,006	$36,909

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.53	$0.11	$0.43	$1.03	$1.00
Net earnings	$0.53	$0.11	$0.43	$1.03	$1.00

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	(Dollars in thousands)
Average Assets:
Loans and leases, net of unearned income	$4,320,770	$3,765,715	$3,565,637	$3,865,463	$3,542,571
Investment securities	1,518,256	1,424,804	1,377,016	1,436,650	1,376,722
Interest-earning deposits in financial institutions	140,785	75,739	101,491	95,456	77,928
Federal funds sold	—	—	—	—	3
Average interest-earning assets	5,979,811	5,266,258	5,044,144	5,397,569	4,997,224
Other assets	681,043	511,633	478,428	545,435	471,216
Average total assets	$6,660,854	$5,777,891	$5,522,572	$5,943,004	$5,468,440

Average liabilities:
Interest checking deposits	$619,884	$557,438	$522,551	$567,295	$516,924
Money market deposits	1,567,976	1,307,386	1,248,723	1,362,219	1,206,820
Savings deposits	216,174	184,055	160,843	185,527	160,912
Time deposits	765,890	756,008	885,181	772,735	905,721
Average interest-bearing deposits	3,169,924	2,804,887	2,817,298	2,887,776	2,790,377
Borrowings	9,012	20,554	22,700	14,030	124,863
Subordinated debentures	132,413	116,998	108,250	119,309	113,279
Average interest-bearing liabilities	3,311,349	2,942,439	2,948,248	3,021,115	3,028,519
Noninterest-bearing demand deposits	2,329,197	2,072,923	1,956,929	2,115,608	1,833,855
Other liabilities	222,583	96,104	43,786	121,065	44,829
Average total liabilities	5,863,129	5,111,466	4,948,963	5,257,788	4,907,203
Average stockholders’ equity	797,725	666,425	573,609	685,216	561,237
Average liabilities and stockholders’ equity	$6,660,854	$5,777,891	$5,522,572	$5,943,004	$5,468,440

Average deposits	$5,499,121	$4,877,810	$4,774,227	$5,003,384	$4,624,232
Average funding sources (1)	$5,640,546	$5,015,362	$4,905,177	$5,136,723	$4,862,374

Yield on:
Average loans and leases	6.90%	6.73%	7.44%	6.90%	7.34%
Average investment securities	2.58%	2.37%	2.41%	2.47%	2.67%
Average investment securities - tax-equivalent yield	2.97%	2.74%	2.77%	2.84%	3.05%
Average interest-earning deposits	0.26%	0.26%	0.26%	0.26%	0.26%
Average interest-earning assets	5.65%	5.46%	5.92%	5.60%	5.95%

Cost of:
Average deposits/all-in deposit cost (2)	0.12%	0.17%	0.27%	0.17%	0.30%
Average interest-bearing deposits	0.21%	0.30%	0.46%	0.30%	0.49%
Average borrowings	4.75%	3.88%	3.68%	4.30%	2.60%
Average subordinated debentures	3.20%	3.02%	3.12%	3.06%	3.41%
Average interest-bearing liabilities	0.34%	0.43%	0.59%	0.42%	0.69%

Net interest rate spread (3)	5.31%	5.03%	5.33%	5.18%	5.26%
Net interest margin (4)	5.46%	5.22%	5.58%	5.36%	5.53%

Cost of average funding sources (5)	0.20%	0.25%	0.35%	0.25%	0.43%

(1) Average funding sources is the sum of average interest-bearing liabilities plus average noninterest-bearing demand deposits.

(2) Cost of average deposits/all-in deposit cost is calculated as annualized interest expense on deposits divided by average deposits.

(3) Net interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(4) Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

(5) Cost of average funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

LOAN CONCENTRATION BY PORTFOLIO SEGMENT

(Unaudited)

	September 30,	June 30,	December 31,
	2013	2013	2012
	(In thousands)
Non-Covered Loans and Leases
Real estate mortgage	$2,494,108	$2,495,364	$1,917,670
Real estate construction	181,993	187,193	129,959
Commercial	918,669	898,973	787,775
Leases	235,791	216,089	174,373
Consumer	30,798	25,523	22,487
Foreign:
Commercial	10,677	14,621	15,567
Other, including real estate	1,352	1,452	1,674
Total gross non-covered loans and leases	$3,873,388	$3,839,215	$3,049,505

Covered Loans
Real estate mortgage	$477,273	$537,238	$504,900
Real estate construction	19,531	26,542	24,645
Commercial	10,765	14,096	13,184
Consumer	3,355	3,528	598
Total gross covered loans	$510,924	$581,404	$543,327

Total Loans and Leases
Real estate mortgage	$2,971,381	$3,032,602	$2,422,570
Real estate construction	201,524	213,735	154,604
Commercial	929,434	913,069	800,959
Leases	235,791	216,089	174,373
Consumer	34,153	29,051	23,085
Foreign:
Commercial	10,677	14,621	15,567
Other, including real estate	1,352	1,452	1,674
Total gross loans and leases	$4,384,312	$4,420,619	$3,592,832

PACWEST BANCORP AND SUBSIDIARIES

LOAN PORTFOLIO COMPOSITION

(Unaudited)

	September 30, 2013			June 30, 2013
	Non-PCI	PCI	Total	Non-PCI	PCI	Total
	Loans (1)	Loans (2)	Loans	Loans	Loans	Loans
	(In thousands)
Non-Covered Loans and Leases
Real estate mortgage	$2,476,180	$17,928	$2,494,108	$2,477,066	$18,298	$2,495,364
Real estate construction	180,697	1,296	181,993	185,888	1,305	187,193
Commercial	918,669	—	918,669	898,973	—	898,973
Leases	235,791	—	235,791	216,089	—	216,089
Consumer	30,763	35	30,798	25,487	36	25,523
Foreign	12,029	—	12,029	16,073	—	16,073
Total gross non-covered loans and leases	$3,854,129	$19,259	$3,873,388	$3,819,576	$19,639	$3,839,215

Covered Loans
Real estate mortgage	$75,601	$401,672	$477,273	$81,124	$456,114	$537,238
Real estate construction	9,260	10,271	19,531	11,888	14,654	26,542
Commercial	9,500	1,265	10,765	10,536	3,560	14,096
Consumer	3,065	290	3,355	3,106	422	3,528
Total gross covered loans	$97,426	$413,498	$510,924	$106,654	$474,750	$581,404

Total Loans and Leases
Real estate mortgage	$2,551,781	$419,600	$2,971,381	$2,558,190	$474,412	$3,032,602
Real estate construction	189,957	11,567	201,524	197,776	15,959	213,735
Commercial	928,169	1,265	929,434	909,509	3,560	913,069
Leases	235,791	—	235,791	216,089	—	216,089
Consumer	33,828	325	34,153	28,593	458	29,051
Foreign	12,029	—	12,029	16,073	—	16,073
Total gross loans and leases	$3,951,555	$432,757	$4,384,312	$3,926,230	$494,389	$4,420,619

Loans and Leases, Net of Allowance
Non-covered loans and leases	$3,854,129	$19,259	$3,873,388	$3,819,576	$19,639	$3,839,215
Allowance for credit losses	(67,801)	—	(67,801)	(69,926)	—	(69,926)
Non-covered loans and leases, net	$3,786,328	$19,259	$3,805,587	$3,749,650	$19,639	$3,769,289

Covered loans	$97,426	$413,498	$510,924	$106,654	$474,750	$581,404
Allowance for credit losses	—	(23,235)	(23,235)	—	(27,397)	(27,397)
Covered loans, net	$97,426	$390,263	$487,689	$106,654	$447,353	$554,007

Total loans and leases	$3,951,555	$432,757	$4,384,312	$3,926,230	$494,389	$4,420,619
Allowance for credit losses	(67,801)	(23,235)	(91,036)	(69,926)	(27,397)	(97,323)
Total loans and leases, net	$3,883,754	$409,522	$4,293,276	$3,856,304	$466,992	$4,323,296

Allowance for credit losses to loans and leases (excludes PCI)	1.72%	5.37%	2.08%	1.78%	5.54%	2.20%

(1) Non-PCI loans include loans originated by Pacific Western Bank and acquired loans that were not impaired on their acquisition date.

(2) PCI loans include loans acquired by Pacific Western Bank in an FDIC-assisted acquisition and loans acquired in the FCAL acquisition that were impaired on the acquisition date.

PACWEST BANCORP AND SUBSIDIARIES

NON-PCI NONCLASSIFIED AND CLASSIFIED LOANS AND LEASES

(Unaudited)

	September 30, 2013
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$182,419	$5,654	$188,073
SBA 504	42,621	5,505	48,126
Other	2,247,865	67,717	2,315,582
Total real estate mortgage	2,472,905	78,876	2,551,781
Real estate construction:
Residential	60,390	1,764	62,154
Commercial	121,221	6,582	127,803
Total real estate construction	181,611	8,346	189,957
Commercial:
Collateralized	538,101	24,392	562,493
Unsecured	104,608	1,618	106,226
Asset-based	225,110	6,788	231,898
SBA 7(a)	21,764	5,788	27,552
Total commercial	889,583	38,586	928,169
Leases	235,547	244	235,791
Consumer	29,089	4,739	33,828
Foreign	12,029	—	12,029
Total non-PCI loans and leases	$3,820,764	$130,791	$3,951,555

	June 30, 2013
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$186,728	$5,685	$192,413
SBA 504	49,826	5,765	55,591
Other	2,244,304	65,882	2,310,186
Total real estate mortgage	2,480,858	77,332	2,558,190
Real estate construction:
Residential	56,161	1,775	57,936
Commercial	131,417	8,423	139,840
Total real estate construction	187,578	10,198	197,776
Commercial:
Collateralized	499,198	25,842	525,040
Unsecured	98,856	2,890	101,746
Asset-based	249,834	4,247	254,081
SBA 7(a)	22,666	5,976	28,642
Total commercial	870,554	38,955	909,509
Leases	215,845	244	216,089
Consumer	27,141	1,452	28,593
Foreign	16,073	—	16,073
Total non-PCI loans and leases	$3,798,049	$128,181	$3,926,230

Note: Nonclassified loans and leases are those with a credit risk rating of either pass or special mention, while classified loans and leases are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

LOAN CONCENTRATION

(Unaudited)

	September 30, 2013
	Non-Covered Loans				Total Loans
	and Leases		Covered Loans		and Leases
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$186,844	5%	$2,430	—	$189,274	4%
SBA 504	48,126	1%	—	—	48,126	1%
Other	2,259,138	58%	474,843	93%	2,733,981	63%
Total real estate mortgage	2,494,108	64%	477,273	93%	2,971,381	68%
Real estate construction:
Residential	62,154	2%	—	—	62,154	1%
Commercial	119,839	3%	19,531	4%	139,370	4%
Total real estate construction	181,993	5%	19,531	4%	201,524	5%

Total real estate loans	2,676,101	69%	496,804	97%	3,172,905	73%

Commercial:
Collateralized	554,817	14%	8,721	2%	563,538	13%
Unsecured	104,402	3%	2,044	—	106,446	2%
Asset-based	231,898	6%	—	—	231,898	5%
SBA 7(a)	27,552	1%	—	—	27,552	1%
Total commercial	918,669	24%	10,765	2%	929,434	21%
Leases	235,791	6%	—	—	235,791	5%
Consumer	30,798	1%	3,355	1%	34,153	1%
Foreign	12,029	—	—	—	12,029	—
Total gross loans and leases	$3,873,388	100%	$510,924	100%	$4,384,312	100%

	June 30, 2013
	Non-Covered Loans				Total Loans
	and Leases		Covered Loans		and Leases
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$191,167	5%	$2,445	—	$193,612	4%
SBA 504	55,591	1%	—	—	55,591	1%
Other	2,248,606	59%	534,793	92%	2,783,399	63%
Total real estate mortgage	2,495,364	65%	537,238	92%	3,032,602	68%
Real estate construction:
Residential	57,936	2%	2,491	—	60,427	1%
Commercial	129,257	3%	24,051	4%	153,308	4%
Total real estate construction	187,193	5%	26,542	4%	213,735	5%

Total real estate loans	2,682,557	70%	563,780	96%	3,246,337	73%

Commercial:
Collateralized	517,422	13%	10,948	2%	528,370	12%
Unsecured	98,703	3%	3,123	1%	101,826	2%
Asset-based	254,081	6%	—	—	254,081	6%
SBA 7(a)	28,767	1%	25	—	28,792	1%
Total commercial	898,973	23%	14,096	3%	913,069	21%
Leases	216,089	6%	—	—	216,089	5%
Consumer	25,523	1%	3,528	1%	29,051	1%
Foreign	16,073	—	—	—	16,073	—
Total gross loans and leases	$3,839,215	100%	$581,404	100%	$4,420,619	100%

PACWEST BANCORP AND SUBSIDIARIES

LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	Non-Covered Loans				Covered Loans
	September 30, 2013		June 30, 2013		September 30, 2013		June 30, 2013
		% of		% of		% of		% of
Loan Category	Amount	Total	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$345,661	14%	$375,932	15%	$30,201	6%	$33,516	6%
Retail	278,071	11%	291,259	12%	74,968	16%	89,983	17%
Office buildings	408,961	17%	390,518	16%	42,822	9%	44,910	8%
Owner-occupied	228,849	9%	173,855	7%	15,238	3%	14,373	3%
Hotel	186,844	7%	191,167	8%	2,430	1%	2,445	1%
Healthcare	177,361	7%	150,704	6%	8,760	2%	12,911	2%
Mixed use	63,744	3%	77,609	3%	6,564	1%	8,857	2%
Gas station	30,015	1%	27,861	1%	3,824	1%	6,116	1%
Self storage	48,177	2%	47,441	2%	27,146	6%	44,175	8%
Restaurant	21,285	1%	25,447	1%	910	—	905	—
Land acquisition/development	13,558	1%	13,625	1%	—	—	—	—
Unimproved land	12,157	—	14,254	1%	449	—	132	—
Other	198,450	8%	210,937	8%	16,271	3%	15,142	3%
Total commercial real estate mortgage	2,013,133	81%	1,990,609	81%	229,583	48%	273,465	51%

Residential real estate mortgage:
Multi-family	245,435	10%	254,165	10%	137,862	29%	148,855	27%
Single family owner-occupied	154,008	6%	171,801	7%	66,432	14%	74,187	14%
Single family nonowner-occupied	15,449	1%	8,588	—	17,889	4%	15,889	3%
HELOCs	55,800	2%	59,866	2%	25,029	5%	24,842	5%
Mixed use	10,283	—	10,335	—	478	—	—	—
Total residential real estate mortgage	480,975	19%	504,755	19%	247,690	52%	263,773	49%

Total gross real estate mortgage loans	$2,494,108	100%	$2,495,364	100%	$477,273	100%	$537,238	100%

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR LOAN AND LEASE LOSSES,

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS

(Unaudited)

	September 30,	June 30,	December 31,
	2013	2013	2012
	(Dollars in thousands)
Allowance for loan and lease losses:
Non-PCI loans	$60,551	$63,246	$65,899
PCI loans	23,235	27,397	26,069
Total allowance for loan and lease losses	$83,786	$90,643	$91,968

Allowance for loan and lease losses on non-PCI loans	$60,551	$63,246	$65,899
Reserve for unfunded loan commitments on non-PCI loans	7,250	6,680	6,220
Total allowance for credit losses on non-PCI loans	67,801	69,926	72,119
Allowance for loan losses on PCI loans	23,235	27,397	26,069
Total allowance for credit losses	$91,036	$97,323	$98,188

Nonaccrual loans and leases (1)	$50,845	$51,689	$41,762
Other real estate owned	55,972	64,546	56,414
Total nonperforming assets	$106,817	$116,235	$98,176

Performing restructured loans (1)	$80,237	$83,543	$106,288

Nonaccrual loans and leases (excluding PCI loans):
Non-covered	$44,821	$46,189	$39,284
Covered	6,024	5,500	2,478
Total nonaccrual loans and leases (excludes PCI loans)	$50,845	$51,689	$41,762

Non-PCI Credit Quality Ratios:
Allowance for credit losses to loans and leases	1.72%	1.78%	2.35%
Allowance for credit losses to nonaccrual loans and leases	133.3%	135.3%	172.7%
Nonperforming assets to loans and leases and other real estate owned	2.67%	2.91%	3.14%
Nonperforming assets to total assets	1.61%	1.73%	1.80%
Nonaccrual loans and leases to loans and leases	1.29%	1.32%	1.36%

(1) Applies only to non-PCI loans and leases.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLLFORWARD

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	(Dollars in thousands)
Allowance for loan losses on non-PCI loans and leases, beginning of period	$63,246	$65,216	$72,061	$65,899	$85,313
Loans and leases charged-off:
Real estate mortgage	(281)	(3,237)	(1,118)	(3,840)	(5,891)
Real estate construction	—	—	(492)	—	(492)
Commercial	(2,439)	(1,370)	(492)	(4,517)	(2,715)
Leases	—	—	—	(114)	—
Consumer	(75)	(27)	(25)	(111)	(258)
Total loans and leases charged off	(2,795)	(4,634)	(2,127)	(8,582)	(9,356)
Recoveries on loans charged-off:
Real estate mortgage	152	1,336	845	1,665	1,217
Real estate construction	179	12	11	514	35
Commercial	321	1,297	218	2,025	1,232
Consumer	15	19	32	57	79
Foreign	3	—	2	3	22
Total recoveries on loans charged off	670	2,664	1,108	4,264	2,585
Net charge-offs	(2,125)	(1,970)	(1,019)	(4,318)	(6,771)
Provision (negative provision) for loan and lease losses	(570)	—	(1,900)	(1,030)	(9,400)
Allowance for loan losses on non-PCI loans and leases, end of period	$60,551	$63,246	$69,142	$60,551	$69,142

Annualized net charge-offs to average non-PCI loans and leases	0.22%	0.24%	0.13%	0.17%	0.31%

Allowance for loan losses on PCI loans, beginning of period	$27,397	$29,303	$31,463	$26,069	$31,275
Provision (negative provision) for credit losses	(4,167)	(1,842)	(141)	(2,872)	3,514
Net (charge-offs) recoveries	5	(64)	(618)	38	(4,085)
Allowance for loan losses on PCI loans, end of period	$23,235	$27,397	$30,704	$23,235	$30,704

Components of Provision (Negative Provision) for Credit Losses
Non-PCI loans and leases:
Allowance for loan and lease losses	$(570)	$—	$(1,900)	$(1,030)	$(9,400)
Reserve for unfunded commitments	570	—	(100)	1,030	(2,600)
Allowance for loan losses on PCI loans	(4,167)	(1,842)	(141)	(2,872)	3,514
Total provision (negative provision) for credit losses	$(4,167)	$(1,842)	$(2,141)	$(2,872)	$(8,486)

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	September 30,	June 30,	December 31,
Deposit Category	2013	2013	2012
	(Dollars in thousands)
Noninterest-bearing demand deposits	$2,328,688	$2,291,246	$1,939,212
Interest checking deposits	617,965	610,328	513,389
Money market deposits	1,544,686	1,586,547	1,282,513
Savings deposits	218,284	212,766	153,680
Total core deposits	4,709,623	4,700,887	3,888,794
Time deposits under $100,000	241,582	269,481	274,622
Time deposits of $100,000 and over	481,939	552,632	545,705
Total time deposits	723,521	822,113	820,327
Total deposits	$5,433,144	$5,523,000	$4,709,121

Noninterest-bearing demand deposits as a percentage of total deposits	43%	41%	41%
Core deposits as a percentage of total deposits	87%	85%	83%

PACWEST BANCORP AND SUBSIDIARIES

TIME DEPOSITS

(Unaudited)

	September 30, 2013
	Time	Time
	Deposits	Deposits	Total
	Under	$100,000	Time
Maturity	$100,000	or More	Deposits	Rate
	(Dollars in thousands)
Due in three months or less	$65,144	$142,023	$207,167	0.43%
Due in over three months through six months	51,330	103,548	154,878	0.61%
Due in over six months through twelve months	70,323	128,760	199,083	0.61%
Due in over 12 months through 24 months	23,295	50,892	74,187	0.81%
Due in over 24 months	31,490	56,716	88,206	0.87%
Total	$241,582	$481,939	$723,521	0.61%

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
Adjusted Earnings From Continuing	September 30,	June 30,	September 30,	September 30,
Operations Before Income Taxes	2013	2013	2012	2013	2012
	(In thousands)
Earnings from continuing operations before income taxes	$35,383	$6,302	$26,937	$62,898	$61,028
Plus: Provision (negative provision) for credit losses	(4,167)	(1,842)	(2,141)	(2,872)	(8,486)
Non-covered OREO expense, net	(88)	80	1,883	305	3,834
Covered OREO (income) expense, net	(332)	(94)	4,290	(1,239)	7,242
Other-than-temporary impairment loss on covered security	—	—	—	—	1,115
Acquisition and integration costs	5,450	17,997	2,101	24,139	2,997
Debt termination expense	—	—	—	—	22,598
Less: FDIC loss sharing income (expense), net	(7,032)	(5,410)	(367)	(15,579)	(4,048)
Gain on sale of securities	—	—	—	409	—
Acquisition-related securities gain	5,222	—	—	5,222	—
Adjusted earnings from continuing operations before income taxes	$38,056	$27,853	$33,437	$93,179	$94,376

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Adjusted Efficiency Ratio	2013	2013	2012	2013	2012
	(Dollars in thousands)
Noninterest expense	$56,200	$64,216	$51,657	$164,599	$168,137
Less: Non-covered OREO expense, net	(88)	80	1,883	305	3,834
Covered OREO (income) expense, net	(332)	(94)	4,290	(1,239)	7,242
Acquisition and integration costs	5,450	17,997	2,101	24,139	2,997
Debt termination expense	—	—	—	—	22,598
Adjusted noninterest expense	$51,170	$46,233	$43,383	$141,394	$131,466

Net interest income	$82,289	$68,473	$70,771	$216,455	$206,864
Noninterest income	5,127	203	5,682	8,170	13,815
Net revenues	87,416	68,676	76,453	224,625	220,679
Less: FDIC loss sharing income (expense), net	(7,032)	(5,410)	(367)	(15,579)	(4,048)
Gain on sale of securities	—	—	—	409	—
Acquisition-related securities gain	5,222	—	—	5,222	—
Other-than-temporary impairment loss on covered security	—	—	—	—	(1,115)
Adjusted net revenues	$89,226	$74,086	$76,820	$234,573	$225,842

Base efficiency ratio (1)	64.3%	93.5%	67.6%	73.3%	76.2%
Adjusted efficiency ratio (2)	57.3%	62.4%	56.5%	60.3%	58.2%

(1)  Noninterest expense divided by net revenues.

(2)  Adjusted noninterest expense divided by adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

Adjusted Allowance for Credit Losses to	September 30,
Loans and Leases (Excludes PCI Loans)	2013
(Dollars in thousands)

Allowance for credit losses	$67,801
Less: Allowance related to acquired loans and leases	691
Adjusted allowance for credit losses	$67,110

Gross loans and leases	$3,951,555
Less: Carrying value of acquired Non-PCI loans and leases	1,186,252
Adjusted loans and leases	$2,765,303

Allowance for credit losses to loans and leases (1)	1.72%
Adjusted allowance for credit losses to loans and leases (2)	2.43%

(1) Allowance for credit losses divided by gross loans and leases.

(2) Adjusted allowance for credit losses divided by adjusted loans and leases.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2013	2013	2012	2013	2012
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Net earnings	$24,163	$4,349	$16,088	$42,006	$36,909

Average stockholders’ equity	$797,725	$666,425	$573,609	$685,216	$561,237
Less: Average intangible assets	228,947	129,863	88,258	151,360	81,168
Average tangible common equity	$568,778	$536,562	$485,351	$533,856	$480,069

Annualized return on average equity (1)	12.02%	2.62%	11.16%	8.20%	8.78%
Annualized return on average tangible equity (2)	16.85%	3.25%	13.19%	10.52%	10.27%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	September 30,	June 30,	December 31,
Tangible Common Equity	2013	2013	2012
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$816,289	$801,699	$589,121
Less: Intangible assets	234,540	229,380	94,589
Tangible common equity	$581,749	$572,319	$494,532

Total assets	$6,616,855	$6,709,102	$5,463,658
Less: Intangible assets	234,540	229,380	94,589
Tangible assets	$6,382,315	$6,479,722	$5,369,069

Equity to assets ratio	12.34%	11.95%	10.78%
Tangible common equity ratio (1)	9.12%	8.83%	9.21%

Book value per share	$17.71	$17.40	$15.74
Tangible book value per share (2)	$12.62	$12.42	$13.22
Shares outstanding	46,090,742	46,080,731	37,420,909

Pacific Western Bank:
Stockholders’ equity	$906,029	$890,477	$649,656
Less: Intangible assets	234,540	229,380	94,589
Tangible common equity	$671,489	$661,097	$555,067

Total assets	$6,607,926	$6,699,832	$5,443,484
Less: Intangible assets	234,540	229,380	94,589
Tangible assets	$6,373,386	$6,470,452	$5,348,895

Equity to assets ratio	13.71%	13.29%	11.93%
Tangible common equity ratio (1)	10.54%	10.22%	10.38%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.

PACWEST BANCORP AND SUBSIDIARIES

EARNINGS PER SHARE CALCULATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$24,140	$4,396	$16,088	$42,030	$36,909
Less: earnings allocated to unvested restricted stock (1)	(786)	(212)	(574)	(1,137)	(1,170)
Net earnings from continuing operations allocated to common shares	23,354	4,184	15,514	40,893	35,739
Net earnings from discontinued operations	23	(47)	—	(24)	—
Net earnings allocated to common shares	$23,377	$4,137	$15,514	$40,869	$35,739

Weighted-average basic shares and unvested restricted stock outstanding	46,091	40,339	37,413	41,306	37,353
Less: weighted-average unvested restricted stock outstanding	(1,795)	(1,597)	(1,713)	(1,663)	(1,679)
Weighted-average basic shares outstanding	44,296	38,742	35,700	39,643	35,674

Basic earnings per share:
Net earnings from continuing operations	$0.53	$0.11	$0.43	$1.03	$1.00
Net earnings from discontinued operations	—	—	—	—	—
Net earnings	$0.53	$0.11	$0.43	$1.03	$1.00

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$23,354	$4,184	$15,514	$40,893	$35,739
Net earnings from discontinued operations	23	(47)	—	(24)	—
Net earnings allocated to common shares	$23,377	$4,137	$15,514	$40,869	$35,739

Weighted-average basic shares outstanding	44,296	38,742	35,700	39,643	35,674

Diluted earnings per share:
Net earnings from continuing operations	$0.53	$0.11	$0.43	$1.03	$1.00
Net earnings from discontinued operations	—	—	—	—	—
Net earnings	$0.53	$0.11	$0.43	$1.03	$1.00

(1) Represents cash dividends paid to holders of unvested restricted stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021